UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): December 19, 2008


                                 China 3C Group
               (Exact name of registrant as specified in charter)

                                     Nevada
                 (State or other jurisdiction of incorporation)

       000-28767                                            88-0403070
(Commission File Number)                       (IRS Employer Identification No.)

                               368 HuShu Nan Road
                     HangZhou City, Zhejiang Province, China
              (Address of principal executive offices and zip code)

                                086-0571-88381700
              (Registrant's telephone number, including area code)


                        (Former Name and Former Address)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17
    CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17
    CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

     On December 19, 2008, China 3C Group's subsidiaries, Zhejiang Yong Xing Digital Technology Co. Ltd. ("Zhejiang") and Yiwu Yong Xin Communication Ltd. ("Yiwu," and together with Zhejiang, the "Purchasers"), entered into an acquisition agreement (the "Agreement") with Jinhua Baofa Logistic Ltd., a company organized under the laws of the People's Republic of China ("Jinhua") and the shareholders of Jinhua (the "Shareholders"), who own 100% of the equity interest in Jinhua in the aggregate. Pursuant to the Agreement Zhejiang will acquire 90% and Yiwu will acquire 10% of the entire equity interests in Jinhua from the Shareholders for a total purchase price of RMB 120,000,000 payable as follows: (i) RMB 50,000,000, within 10 business days after the execution of the Agreement; (ii) RMB 50,000,000 within 10 business days following the completion of the audit of Jinhua's financial statements for the fiscal year ending December 31, 2008, in accordance with generally accepted accounting principles in the U.S. (the "Audit"), which Audit shall be completed no later than March 31, 2009; and (iii) the remaining RMB 20,000,000 no later than three months after the completion of Jinhua's Audit. The source of the cash to be used for the purchase of 100% of the equity of Jinhua will be from working capital of China 3C Group.

     Jinhua was founded in 2001 and is a well-known transportation logistics company in Eastern China and has been a long time transportation provider for China 3C Group. Jinhua has approximately 280 customers and operates a fleet of more than 70 trucks and transports freight including electronics, machinery and equipment, metal products, chemical materials, garments and handicraft goods, in more than 20 cities in Eastern China. Its transportation service covers many of the most developed cities in the Eastern China region such as Shanghai, Hangzhou and Nanjing.

     The closing of the transaction is subject to certain customary closing conditions, including the timely completion of the Audit and the completion of due diligence by the Purchasers. Each of the signatories to the Agreement made certain representations and warranties to the other parties of the Agreement, which also must be true and accurate at the time of the closing. The Agreement may be terminated at any time prior to the consummation of the acquisition (a) by mutual consent of the Purchasers and Jinhua; or (b) by either the Purchasers or Jinhua if there has been a material breach of any representation, warranty, covenant or agreement on the part of the other set forth in the Agreement, which breach has not been cured within five (5) business days following receipt by the breaching party of notice of such breach; or (c) the Audit has not been completed by March 31, 2009; or (d) upon completion of the Audit, the audited net income of Jinhua is less than RMB 15,000,000.

     A copy of the Agreement is attached hereto as Exhibit 2.1. The description of the Agreement contained in this Current Report on Form 8-K is qualified in its entirety by reference to Exhibit 2.1.

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS.

     (d) Exhibits

Exhibit Number                             Description
--------------                             -----------

    2.1 Acquisition Agreement dated December 19, 2008 by and among Zhejiang Yong Xing Digital Technology Co. Ltd., Yiwu Yong Xin Communication Ltd. Jinhua Baofa Logistic Ltd. and the shareholders of Jinhua Baofa Logistic Ltd.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                         CHINA 3C GROUP


                                         By: /s/ Zhenggang Wang
                                            ------------------------------------
                                         Name:  Zhenggang Wang
                                         Title: Chief Executive Officer

Dated: December 29, 2008

                                    EXHIBITS

Exhibit Number                             Description
--------------                             -----------

    2.1 Acquisition Agreement dated December 19, 2008 by and among Zhejiang Yong Xing Digital Technology Co. Ltd., Yiwu Yong Xin Communication Ltd. Jinhua Baofa Logistic Ltd. and the shareholders of Jinhua Baofa Logistic Ltd.